Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Rothstein, Kass & Company, P.C., an independent registered public accounting firm, hereby consents to the use of our name and use of our report of Independent Registered Public Accounting Firm dated February 14, 2006, for Trans World Corporation as filed with the Registration Statement on Form SB-2 being filed by the Company.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey

June 5, 2006

Rothstein, Kass & Company, P.C.

4 Becker Farm Road

Roseland, NJ 07068

(973) 994-6666